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                                                                   Exhibit 23(a)

                         CONSENT OF COUNSEL TO TXU CORP.

         We hereby consent to the incorporation by reference of the statements made as to matters of law and legal conclusions contained in this Annual Report on Form 10-K of TXU Corp. for the fiscal year ended December 31, 2001, under
Part I, Items 1 and 2--Business and Properties -- Operating Segments -- US Energy Segment -- Regulation and Rates, US Energy Delivery Segment -- Regulation and Rates - Electric Delivery and Regulation and Rates - Gas Delivery and Environmental Matters--US, in TXU Corp.'s Registration Statement on Form S-3 (No. 333-27989).

                                               /s/ HUNTON & WILLIAMS




March 13, 2002
Dallas, Texas